UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 15, 2015
ALTEGRIS WINTON FUTURES FUND, L.P.
(Exact name of registrant as specified in its charter)

COLORADO	000-53348	84-1496732
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS ADVISORS, L.L.C.
 1200 Prospect Street Suite 400
La Jolla, California 92037
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 459-7040
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities
On August 1, 2015, the Partnership sold limited partnership interests (“Interests”) to new and/or existing limited partners of Registrant in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate consideration for Interests sold on August 1, 2015 was $2,134,697 in cash.* The Interests were issued by the Partnership in reliance upon an exemption from registration under the Securities Act set forth in Section 4(a)(2) of the Securities Act, as transactions not constituting a public offering of securities because the Interests were issued privately without general solicitation or advertising.  In connection with the sales of the Interests described above, upfront selling commissions of $16,130 were paid.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 15, 2015, Jon Sundt retired from the office of CEO of Altegris Advisors, L.L.C., the general partner of the Partnership (“General Partner”).  Mr. Sundt will continue in his role as Chairman.  As of the same date Jack Rivkin was appointed CEO and Vice Chairman of the General Partner, and each of Ken McGuire and Matthew Osborne was appointed Co-President of the General Partner.

Set forth below is the biographical information for Messrs. Rivkin, McGuire and Osborne.

Mr. Rivkin joined the General Partner as CIO in December 2013, and was appointed CEO on June 15, 2015.  Mr. Rivkin began his investment career as an Analyst at Mitchell Hutchins, where he later became Director of Research.  He subsequently held several executive positions with PaineWebber, the acquirer of Mitchell Hutchins, including CFO of PaineWebber, CEO of PaineWebber Mitchell Hutchins (PaineWebber’s equity trading and investment arm), Chairman of Mitchell Hutchins Asset Management and President of PaineWebber Capital.  He later served as the Director of Global Research and head of the Worldwide Equities Division of Lehman Brothers Inc.  Following his time at Lehman Brothers, he was a Vice Chairman and Director of Global Research at Smith Barney (ultimately a subsidiary of Citigroup), and an Executive Vice President with Citigroup Investments making direct investments and leading an investment team.  He was Chief Investment Officer and head of Private Asset Management at Neuberger Berman from December 2002 through September 2008.  Mr. Rivkin served as an Independent Fund Trustee of the Neuberger mutual fund complex from January 1, 2012 to December 16, 2013.  Since September 2013, he has been an Executive Advisor with Aquiline Capital Partners.  In addition to his direct experiences in the investment industry, Mr. Rivkin was an adjunct professor at Columbia University, where he taught security analysis.  He is also the co-author of Risk and Reward: Venture Capital and the Making of America’s Great Industries.  He has served as a Director of the New York Society of Security Analysts; the World Policy Institute; LEDA; multiple private companies; and currently, Idealab and Dale Carnegie.

Mr. McGuire has served as COO of the General Partner since February 2010.  With more than 20 years of experience in developing and managing operating platforms in support of world-class alternative investment managers, Mr. McGuire leads the continued development of operational capabilities within the Altegris companies.  As Co-President and COO of the General Partner, Mr. McGuire chairs Altegris’ Strategy Forum, the primary vehicle by which Altegris’ product agenda and operating policies are set; he is responsible for the operations, finance and technology departments supporting the General Partner’s investment, service and business operations; and he is a member of the Altegris Investment Committee.  Prior to joining the General Partner in 2010, Mr. McGuire served as Managing Director of Product Management for single manager hedge funds at BNY Mellon Alternative Investment Services.  Mr. McGuire entered the alternative investment industry in 1990 at Goldman Sachs within the Hedge Fund Strategies Group, where he served as Co-Head of Operations, Finance and Technology.  He was also Chairman of the Operations Committee and a member of the Management Policy Committee.  Mr. McGuire graduated magna cum laude from Hofstra University with a BS in computer science/mathematics and received his MBA with a concentration in management from Adelphi University.

Prior to being appointed Co-President of the General Partner, Mr. Osborne served as Executive Vice President of the General Partner since its founding in February 2010 to June 2015.  From 2002 until May 2010, Mr. Osborne served as an Executive Vice President and Chief Investment Officer of Altegris Investments, LLC.  From July 2002 to December 2014, he also served as Director and Vice President of Altegris Portfolio Management, Inc.  He also currently serves as a manager and Executive Vice President of Altegris Clearing Solutions, L.L.C. and served as a manager and Executive Vice President of Altegris Futures, L.L.C. until December 2014.  Mr. Osborne brings more than 22 years of international business and financial market experience to his role in directing the managed futures strategies and related strategic initiatives for the General Partner.  Mr. Osborne was Director of Research for the Managed Investments Division of Man Financial.  Previous to his role at Man Financial, Mr. Osborne served as Investment Manager for a family office in his native New Zealand where he was responsible for formulating investment policies and implementing a global asset allocation program that specialized in alternative investment strategies such as hedge funds and managed futures.

Other than their respective employment agreements with the General Partner, to which the Partnership is not a party, there are no arrangements or understandings between Mr. Rivkin, Mr. McGuire, or Mr. Osborne and any other person or persons with respect to their offices with the General Partner and the General Partner’s relationship, as general partner, with the Partnership, or otherwise with any limited partner of the Partnership.

None of Mr. Rivkin, Mr. McGuire or Mr. Osborne is related, by blood, marriage or adoption, to the other or to any of the General Partner’s managers.

The Partnership does not have related persons.  The Partnership has not entered into any transactions in which related persons of the General Partner have a direct or indirect interest, other than the material contracts, entered into with the General Partner or its affiliates, included as exhibits in connection with the registration of the Partnership’s Interests on Form 10.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2015

ALTEGRIS WINTON FUTURES FUND, L.P.

By:	ALTEGRIS ADVISORS, L.L.C., its general partner

By:	/s/ David Mathews
	Name:	David Mathews
	Title:	General Counsel & Secretary

* The amounts provided for aggregate consideration and selling commissions are estimates.  Any material deviation from these amounts will be disclosed by amendment.